                                                             EXHIBIT NO. 99.9(a)

                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the Registration Statement (File Nos. 2-54607 and 811-2594) (the "Registration Statement") of MFS Series Trust IV (the "Trust"), of my opinion dated December 22, 1997, appearing in Post-Effective Amendment No. 32 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on December 23, 1997.



                                    JAMES R. BORDEWICK, JR.
                                    -----------------------
                                    James R. Bordewick, Jr.
                                    Assistant Clerk and Assistant Secretary



Boston, Massachusetts
December 17, 2002